EXHIBIT 99.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the board of directors and shareholders of Internet Billing Company, LLC

We have audited the accompanying consolidated balance sheet of Internet Billing Company, LLC. ("the Company") as of December 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the period ended March 23, 2004(date of inception) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the period March 23, 2004 (date of inception) through December 31, 2004, in conformity with U.S. generally accepted accounting principles.




/s/
Jewett, Schwartz, & Associates

Hollywood, Florida
June 9, 2005

                          INTERNET BILLING COMPANY, LLC
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                            (IN THOUSANDS OF DOLLARS)

                                                                               2004
                                                                             --------
ASSETS
Current Assets
    Cash and cash equivalents                                                $  2,016
    Accounts receivable-trade, net of allowance of $1,941
                                                                               19,604
    Prepaid expenses and other current assets                                     734
                                                                             --------
Total Current Assets                                                           22,354

Property, plant and equipment, net of accumulated depreciation of $1,285        4,584

Intangibles, net of accumulated amortization of $1,742                         10,530

Other non-current assets                                                        1,004
                                                                             --------

TOTAL ASSETS                                                                 $ 38,473
                                                                             ========

LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities
    Accounts payable                                                         $    919
    Accrued expenses                                                            5,103
    Due to related party-Intercompany                                            (594)
    Due to related party-net                                                    1,798
    Client payout liability                                                    41,681
                                                                             --------
Total Current Liabilities                                                      48,906

Other liabilities                                                               2,779
                                                                             --------

Total liabilities                                                              51,685
                                                                             --------
    MEMBER'S DEFICIT                                                          (13,212)
                                                                             --------

TOTAL LIABILITIES AND MEMBER'S DEFICIT                                       $ 38,473
                                                                             ========

                          INTERNET BILLING COMPANY, LLC
                      CONSOLIDATED STATEMENT OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

                                                         March 23
                                                    (date of inception)
                                                          through
                                                     December 31, 2004
                                                    -------------------
REVENUES
    Service revenue                                      $ 20,638
    Other fee revenue                                         754
                                                         --------
Total Revenue                                              21,392

OPERATING COSTS AND EXPENSES
    Cost of revenue                                        11,282
    Sales, general and administrative                      13,831
    Depreciation and amortization                           3,027
    Bad debt expense                                        1,699
    Impairment goodwill                                     4,840
                                                         --------
Total Operating Costs and Expenses                         34,678
                                                         --------

Operating loss                                            (13,286)
                                                         --------

Other income
    Interest income                                            54
    Other income                                                1
                                                         --------
Total Other Income                                             55
                                                         --------

Net loss before income taxes                              (13,231)

Net loss                                                 $(13,231)
                                                         ========

                          INTERNET BILLING COMPANY, LLC
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                  March 23
                                                                 (date of
                                                             inception) through
                                                             December 31, 2004
                                                             ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(13,231)
   Adjustments to reconcile net income to net
   cash provided by operating activities:
        Depreciation and amortization                              3,027
        Impairment goodwill                                        8,049
        Provision for doubtful accounts                            1,808

  Changes in Operating Assets and Liabilities:
        Accounts receivable                                       (1,616)
        Reserves held by processors                               (7,992)
        Restricted cash                                              461
        Other assets                                                (860)
        Accounts payable and accrued expenses                      5,742
        Client payout liability                                   10,026
                                                                --------
        Net cash provided by operating activities                  5,414
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Software development costs                                         --
   Purchase of furniture and equipment                            (1,041)
                                                                --------
        Net cash used for investing activities                    (1,041)
                                                                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances made to from related parties                            (594)
   Net repayments to members                                      (2,146)
                                                                --------
        Net cash used in financing activities                     (2,740)
                                                                --------

NET DECREASE IN CASH                                               1,633
CASH, BEGINNING OF YEAR                                              383
                                                                --------
CASH, END OF YEAR                                               $  2,016
                                                                ========
SUPPLEMENTAL DISCLOSURES:


  Cash paid for interest                                        $  1,000
                                                                ========

   The accompanying notes are an integral part of these financial statements.

                          INTERNET BILLING COMPANY, LLC
                   CONSOLIDATED STATEMENT OF EQUITY (DEFICIT)
                                DECEMBER 31, 2004
                            (IN THOUSANDS OF DOLLARS)

                                                   MEMBER'S EQUITY (DEFICIT)
                                                   -------------------------
Balance at March 23, 2004  (date of inception)            $     --

Contribution from Members                                       19
Net loss                                                   (13,231)
                                                          --------
Balance at December 31, 2004                              $(13,212)
                                                          ========

    The accompanying notes are an integral part of these financial statements

1. ORGANIZATION AND BASIS OF PRESENTATION

Internet Billing Company, LLC, and its subsidiaries provide payment processing services and client portfolio management services primarily to domestic and international clients in the adult entertainment industry. Our service offerings consist of credit card processing, debit card processing and telephone billing processing.

     o Credit card processing provides payment services to merchants that sell goods and services through the Internet, and as an intermediary "aggregator" in that it aggregates the consumer credit card transactions of thousands of such merchants and arranges for the processing of the aggregated transactions.
     o Debit card processing provides payment services to merchants that sell goods and services through the Internet. iBill's Web Merchants offer consumers to pay by authorizing a direct debit via the Automated Clearing House System, (referred to as "ACH") to the consumer's checking account.
     o Telephone billing provides payment services to merchants that sell goods and services through the Internet. iBill's Web Merchants offer consumers to pay by authorizing a charge to be made on their telephone bill for their internet purchase.

The basis of presentation in our financial statements begins March 23, 2004, where a change in control (the "iBill Acquisition") gave PHSL Worldwide, Inc. majority ownership of Internet Billing Company LLC. On March 23, 2004, Media Billing Company, LLC ("Media Billing"), a 99.5% owned subsidiary of PHSL Worldwide, Inc. (formerly Penthouse International, Inc.) ("PHSL"), acquired all of the membership interests of Internet Billing Company, LLC ("iBill") from Intercept, Inc. ("Intercept"). On March 23, 2004, the investment was accounted for using the purchase method of accounting. Goodwill recorded in connection with the iBill Acquisition was $4,839,783. Accordingly, the accompanying consolidated financial statements reflect the financial position of iBill as of December 31, 2004, the results of operations and cash flows of iBill for the period March 23, 2004, through December 31, 2004.

On July 21, 2004, PHSL Worldwide, Inc. ("PHSL") and Interactive Brand Development, Inc. ("IBD"), entered into an agreement whereby IBD would acquire all of the membership interests in Media Billing, LLC, which owns 100% of the equity interests in Internet Billing Company, LLC ("iBill" or "Company"), from PHSL in exchange for 330,000 shares of IBD's Series D convertible preferred stock, the conversion of which would result in PHSL owning 49.9% of IBD's fully diluted common stock outstanding. The transaction closed January 21, 2005.

Liquidity
---------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the ordinary course of business, and do not reflect adjustments that might result if iBill were unable to continue as a going concern. iBill has incurred a net loss for the current fiscal year and has continued to incur a net loss in the interim period in 2005. As of December 31, 2004, the Company also had a net working capital deficit of $26,552,000, which is primarily attributable to the Company's future obligations to its clients, including the obligation to return prior reserves held pursuant to its agreements. In addition, in connection with a change to its arrangement for processing domestic credit card transactions in September 2004, payments for processing certain domestic transactions and the processing of domestic VISA transactions were temporarily disrupted, resulting in the Company delaying certain payouts due to clients and in the reduction in transaction processing volume received from certain customers. The Company has developed systems and procedures to manage its cash receipts in order to satisfy these future obligations. Realization of the Company's assets, however, is dependent on the continued operations of the Company and the future success of such operations. There can be no assurances that the Company will be able to reverse its operating losses or cash flow deficiencies, or that the systems and procedures developed will allow the Company to satisfy its future obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company has historically operated with significant net working capital deficits. In 2005, IBD changed operations management personnel, and the Company has initiated certain business practices to strengthen and improve the business. Such initiatives include providing greater payment processing flexibility to the Company's clients, expanding the Company's payment processing options in order to minimize fees and reduce its reliance on any single third-party vendor to handle the processing of payments, and an overall cost rationalization initiative. In addition, the Company is pursuing various financing sources, in the form of both equity and debt, to further solidify the Company's financial position. The Company believes that the processing arrangements with the new domestic payment processing vendors as well as new business opportunities being pursued by the Company should enable the Company to continue to make the payouts to its clients, and to eventually reduce accrued payouts outstanding. The Company also believes that these initiatives and actions being taken to improve its operations and financial condition should enable the Company to continue as a going concern. There can be no assurances, however, that the Company will be successful in these initiatives or that these initiatives will result in improved financial performance.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Media Billing Company, LLC and its subsidiary iBill. All Intercompany accounts and transactions have been eliminated in the consolidated financial statements.

         USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

         CASH AND CASH EQUIVALENTS: Cash and cash equivalents include all cash balances and highly liquid investments having original maturities of three months or less. At December 31, 2004, the Company maintained cash balances in excess of the maximum amount insured by the Federal Deposit Insurance Corporation. The Company maintains its cash with high quality financial institutions, which the Company believes limits these risks.

         ACCOUNTS RECEIVABLE: The Company's trade accounts receivable primarily represent amounts owed by credit card and other payment processors for the gross value of the transactions processed on behalf of the Company's clients. The credit card and other payment processors are all high credit quality financial institutions. Concentrations of credit risk related to credit card payments are limited to the processors who remit the cash to the Company along with the Company's allocable share of fees.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS: The Company's trade receivables primarily represent amounts due from credit card and other payment processors. The Company recognizes bad debt expense on receivables through an allowance account using estimates based on past experience, and writes off trade receivables against the allowance account when the Company believes it has exhausted all available means of collection.

         PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation and amortization are calculated using the straight-line method. Equipment is depreciated over 3 to 7 year lives. Leasehold improvements and property acquired under capital leases are amortized over the shorter of the useful life of the asset or the term of the lease. The Company capitalizes the costs related to the development of computer software developed or obtained for internal use in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The costs of purchased and internally developed software used to provide services to customers or internal administrative services are capitalized and amortized on a straight-line basis over their estimated useful lives, not to exceed 7 years. Maintenance and repairs are charged to operations as incurred.

         SOFTWARE DEVELOPMENT COSTS: In accordance with the criteria set forth in Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed," development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established, at which time such costs are capitalized, subject to recoverability. Products are made available for limited release, concurrent with the achievement of technological feasibility.

         LONG-LIVED ASSETS: The Company follows Statement of Financial Accounting Standards No. 121 (Statement 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The carrying value of long-lived assets (tangible, identifiable intangible, and goodwill) is reviewed if the facts and circumstances suggest that they may be impaired. For purposes of this review, assets are grouped at the lowest levels for which there are identifiable cash flows. If this review indicates that an asset's carrying value will not be recoverable, as determined based on future expected, undiscounted cash flows, the carrying value is reduced to fair market value. At December 31, 2004, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future. The Company evaluates the recoverability of its long-lived assets by comparing their carrying value to the expected future undiscounted cash flows to be generated from such assets when events or circumstances indicate that impairment may have occurred.

         GOODWILL AND OTHER INTANGIBLE ASSETS: On July 20, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets and requires that goodwill be evaluated for impairment by applying a fair value-based test. On March 23, 2004, Media Billing Company, LLC ("Media Billing"), a 99.5% owned subsidiary of PHSL Worldwide, Inc. (formerly Penthouse International, Inc.) ("PHSL"), acquired all of the membership interests of Internet Billing Company, LLC from Intercept, Inc. ("Intercept"). The acquisition by PHSL was accounted for using the purchase method of accounting; goodwill recorded was $4,839,783 (see Note 3). The Company evaluated the goodwill at December 31, 2004 and recorded an impairment charge of $4,839,783. The impairment charge recorded in fiscal year 2004 was by a reduction in anticipated future cash flows

         RESERVES HELD BY PROCESSORS: Reserves held by processors represent amounts withheld by the Company's credit card and other payment processors as a general reserve held on the Company as a whole, in addition to reserves held against future chargeback's and other credits. The various payment processors establish the reserve levels, which generally cover a six-month trailing period and are based on a percentage of the gross value of the transaction processed. Reserves are released or increased by the payment processors depending on the volume of business transacted and other criteria. The Company will receive the total amount of reserves withheld by payment processors within six months of the date on which an amount is initially withheld.

         CURRENT AND DEFERRED CLIENT PAYOUTS: Current client payouts represent amounts due by the Company to its clients for the net value of transactions processed. Deferred client payouts represent amounts withheld by the Company from its clients as a reserve against future chargeback and other potential credits. The Company generally pays current client payouts within one month of the transaction and pays deferred client payouts six months after such reserves are initially withheld.

         REVENUE RECOGNITION: The Company's service revenues primarily represent service fees charged to its clients that are based on a percentage of the gross value of the transactions processed (less any refunds or credits) by the Company on its clients' behalf. The Company manages the collection process for the gross amount of the transactions processed on its clients' websites, but the Company is not responsible for fulfilling the obligation of the transaction and does not have any credit risk associated with the end consumer. In determining our revenue reporting the Company follows the requirements of EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent. Generally, where we have client portability, credit risk and ultimate responsibility for the client transactions, revenues are reported at the time of sale on a gross basis equal to the full amount of the discount charged to the client. Where we may not have credit risk, portability or the ultimate responsibility for the client transactions, revenues are reported based on the service fee. The Company recognizes service fee revenue when the transactions are processed and approved by the credit card and other payment processors. The Company's other revenues primarily represent additional fees charged to its clients for chargebacks and other processing costs.

         ADVERTISING EXPENSES: Advertising costs are generally expensed in the period in which the advertising appears in print or on the Internet. The Company incurred advertising expense totaling approximately $263,000, for the period March 23, 2004 through December 31, 2004

         FAIR VALUE OF FINANCIAL INSTRUMENTS: Cash and cash equivalents, trade accounts receivable and restricted cash, as reflected in the consolidated financial statements, approximate fair value because of the short-term maturity of these instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         SEGMENT INFORMATION: The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

         RECLASSIFICATIONS: Certain amounts in prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

         INCOME TAXES: Federal and state income tax regulations do not require a limited liability company to pay income taxes. Rather each member's allocable share of the Company's profit or loss is reported in each member's individual income tax return. Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements.

         RECENTLY ISSUED ACCOUNTING STANDARDS: In October 2004, the FASB ratified Emerging Issues Task Force Issue No. 04-01, Accounting for Preexisting Relationships between the Parties to a Business Combination Abstract ("EITF 04-01"). EITF 04-01 requires that the consummation of a business combination between parties with a preexisting relationship should be evaluated to determine if a settlement of a preexisting relationship exists. EITF 04-01 should be applied to business combinations consummated and goodwill impairment tests performed in reporting periods beginning after October 13, 2004. Amounts previously recognized as goodwill should not be reclassified as an identifiable intangible asset, however, previously recognized goodwill should be tested for impairment. Any effect on a goodwill impairment charge should be reported in operating income. To date, we have not consummated a business combination that would fall within the scope of EITF 04-01 and as such, we do not expect the adoption of this standard to have a material impact on our financial position or results of operations.

3. ACQUISITION BY PHSL FROM INTERCEPT

On March 23, 2004, Media Billing acquired 100% of the membership interests in iBill from InterCept for approximately $4,473,000 in cash, including transaction costs. The consideration paid included $745,000 of cash and an 8% note in the amount of $794,000 issued by Media Billing (the "iBill Note") that was scheduled to mature on March 30, 2004. Media Billing also agreed to replace a $3,000,000 letter of credit furnished by InterCept to the Company's merchant bank, or in lieu thereof, pay InterCept a like amount in cash. PHSL's principal stockholder, Dr. Molina, has guaranteed Media Billing's obligation under the iBill Note and its commitment to replace InterCept's letter of credit. Also in connection with the acquisition of iBill, PHSL placed $2,804,000 on deposit with the Company's merchant bank to increase the processor reserves. The total consideration paid for iBill is subject to a post-closing adjustment based on working capital as defined in the agreement.

In addition, Media Billing agreed to indemnify InterCept for any claims or losses related to iBill's financial obligations and agreed to release InterCept from liability to certain parties to which it has provided security or guarantees on behalf of or for the benefit of iBill. Consequently, at closing Media Billing delivered to InterCept an indemnity insurance policy against which InterCept may make claims, up to a maximum of $20,000,000, to satisfy and pay any claims that Media Billing has agreed to indemnify. The indemnity insurance policy has a term of two years, and the coverage limit will be reduced to $5,000,000 on the 375th day following the closing date of the acquisition. The indemnity insurance policy cost $2,178,000 for this coverage.

On April 21, 2004, InterCept contacted Media Billing claiming that it was in default of the iBill Note and that Media Billing had breached its obligation to replace InterCept's $3,000,000 letter of credit with the Company's merchant bank. InterCept has therefore claimed that Media Billing is obligated to pay approximately $3,800,000 in cash. Intercept has also claimed that, due to his guarantee of Media Billing's obligations, Dr. Molina has become liable for the amounts claimed from Media Billing. An arbitration process has recently commenced on this matter, but the Company is unable to assess the potential outcome at this time.

The acquisition of iBill, the impact of which was pushed down to the Company, was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded at their estimated fair values on the date of the acquisition. Such estimated values are subject to change based on the resolution of certain contingencies and the completion of appraisals. The net book value of the assets and liabilities of iBill as of March 23, 2004, and the estimated fair value of such assets and liabilities, which were recorded as the opening balance sheet of iBill, were as follows (in thousands of dollars):

                                               Net Book
                                                 Value             Fair Value
                                               ---------           ----------
Assets:
Current assets                                 $   5,257           $   5,223
Property and equipment                             7,239               4,980
Other non-current assets                           8,553               8,303
Goodwill                                           2,208               8,408
Other intangible assets                           12,278              12,272
                                               ---------           ---------
Total assets                                      35,535              39,186
                                               ---------           ---------

Accounts payable and accrued expenses              6,743               7,407
Other current liabilities                         27,306              27,306
Due to Parent                                     66,392                  --
                                               ---------           ---------
Total liabilities                                100,441              34,713
                                               ---------           ---------

Net assets                                     $ (64,906)          $   4,473
                                               =========           =========

The other intangible assets of iBill recorded upon acquisition, both those subject to amortization and those not subject to amortization, consisted of the following (in thousands of dollars):

Other intangible assets subject to amortization:
Patented technology                                            $ 6,048
Customer relationships                                           4,346
Non-compete agreements                                             183
Domain names                                                        71
                                                               -------

Total other intangible assets subject to amortization           10,648

Other intangible assets not subject to amortization -
  Trade names                                                    1,624
                                                               -------

Total other intangible assets                                  $12,272
                                                               =======

Patented technology and domain names are being amortized over an eight-year period and customer relationships and non-compete agreements are being amortized over a three-year period. The weighted average amortization period of the other intangible assets subject to amortization is 5.5 years. All of the goodwill and other intangible assets are deductible for tax purposes. At December 31, 2004, the Company evaluated the goodwill and recorded an impairment of $4,840.

4. ACCOUNTS RECEIVABLE

Accounts receivable is comprised of two elements; amounts due from processors for current transactions and client reserves due from processors. The processor withholds from transactions reserve against any potential future chargeback's or credits. At December 31, 2004, accounts receivable consisted of: (in thousands of dollars):

Accounts Receivable- Processors                       $  6,211
Accounts Receivable- Reserves                           15,335
                                                      --------
Total Gross Accounts Receivable                         21,546

Allowance for doubtful accounts - Processors              (905)

Allowance for doubtful accounts - Reserves              (1,036)
                                                      --------
Allowance for doubtful accounts                         (1,941)

Net Accounts Receivable                               $ 19,604
                                                      ========

5. CLIENT PAYOUT LIABILITY

Client Payouts                                        $ 21,651
Client reserves Held                                    15,682
Client Referral Fees                                     4,348
                                                      --------

Client Payout Liability                               $ 41,681
                                                      ========

6. GOODWILL AND OTHER INTANGIBLE ASSETS

The amount of goodwill at December 31, 2004, relates entirely to the goodwill associated with the acquisition of iBill by PHSL on March 23, 2004. The gross carrying amount and accumulated amortization of other intangible assets at December 31, 2004, were as follows (in thousands of dollars):

Other intangible assets subject to amortization:
Patented technology                                                 $  6,049
Non-compete agreements                                                   183
Customer relationships                                                 4,346
Domain names                                                              71
                                                                    --------
Total gross carrying amount                                           10,649
Accumulated amortization                                              (1,742)
                                                                    --------
Other intangible assets not subject to amortization -
  Trade names                                                          1,624
                                                                    --------

Other intangible assets - net                                       $ 10,530
                                                                    ========

Amortization expense associated with intangible assets subject to amortization was $1,742,000, for the period March 23, 2004, through December 31, 2004. The estimated annual amortization expense for each of the next five fiscal years ending December 31 is as follows (in thousands of dollars):

           2005             $1,500
           2006             $1,500
           2007             $1,500
           2008             $1,500
           2009             $1,500

7. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004, consisted of the following (in thousands of dollars):

Computer software                               $1,992
Computer hardware and office equipment           2,710
Furniture and equipment                            535
Leasehold improvements                             569
Work in process                                     63
                                                ------

Total                                            5,869
Less accumulated depreciation                    1,285
                                                ------

Net                                             $4,584
                                                ======

For the period March 23, 2004 through December 31, 2004, the Company incurred depreciation expense totaling approximately $1,285,000.

8.  LEASES

The Company leases its office space in Florida and certain equipment used in its operations under agreements that are classified as operating leases. Such agreements generally include provisions for inflation-based rate adjustments, and in the case of the office lease, payments of certain operating expenses and property taxes.

Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year for each of the next five fiscal years ending December 31 are as follows (in thousands of dollars):

2005                                  $  972
2006                                     920
2007                                     916
2008                                     933
2009                                     963
Later years                            1,411
                                      ------
Total minimum lease payments          $6,115
                                      ======

Total rental expense under operating leases amounted to approximately $751,000 for the period March 23, 2004, through December 31, 2004.

9. COMMITMENTS AND CONTINGENCIES

Subsequent to the acquisition of iBill by Media Billing, InterCept received notification from legal counsel of a former client of the Company alleging that certain third party costs, including credit card processor fines, were not properly allocated among the Company's clients and, as a result, these clients may have paid a disproportionate share of such costs. InterCept was also notified of these parties' intention to file a lawsuit and seek class action status unless satisfactory payment arrangements and a settlement can be reached. The alleged events occurred in 2003 and, in the opinion of management of Media Billing, any liability for such actions are pre-closing liabilities for which InterCept is obligated under the indemnity provisions of the acquisition. The damage claims in the letter are unspecified, but indicate a potential amount in the tens of millions of dollars. The Company is unable to assess the potential outcome of this threatened litigation, the amount of any potential liability, or the party ultimately responsible for such potential liability at this time and has not recorded any liability associated with this matter.

Also subsequent to acquisition of iBill by Media Billing, the Company was advised that the Department of Justice had initiated an anti-trust investigation of certain of the billing practices of the Company. The billing practices in question occurred in 2003 and, in the opinion of management of Media Billing, any liability associated with such practices are pre-closing liabilities for which InterCept is obligated under the indemnity provisions of the acquisition. The Company is unable to assess the potential outcome of this investigation, the amount of any potential liability, or the party ultimately responsible for such potential liability at this time, and has not recorded any liability associated with this matter.

In addition to the proceedings outlined above, the Company is contingently liable in the ordinary course of business and is involved in certain other legal proceedings in which damages and other remedies are sought. In the opinion of Company management, after review with counsel, the ultimate resolution of these other matters will not have a material adverse effect on the Company's Consolidated Financial Statements.

10. CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, certificates of deposit, and trade accounts receivable. The Company maintains cash balances, cash equivalents, and certificates of deposit with high credit quality financial institutions. The Company's clients are not concentrated in any specific geographic region, but they are significantly concentrated in the adult entertainment industry. One client of the Company provided approximately 9% of the Company's net revenues for the period March 23, 2004 through December 31, 2004. However, the Company is not dependent on this or any other single client or a select group of clients, the loss of which would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

The Company does not have any credit risk associated with the end consumers of its clients since the Company processes and collects only those transactions that are approved by credit card and other payment processors. However, because the transactions of the end consumers of the Company's clients affect the Company's chargeback rates, the credit quality of the end consumers of the Company's clients can have an adverse impact on the Company's business, financial condition, results of operations, and cash flows.

11. RELATED PARTY TRANSACTIONS

The Company advances to IBD at December 31, 2004 were $593,525; this amount represents a non-interesting bearing obligation with no definitive repayment terms.

The Company advanced to PHSL at December 31, 2004 approximately $1,800,000 of which $1,700,000 was to secure an interest in ITV. Subsequent to year end PHSL assigned its interest in ITV to Interactive Brand Development.

12. SUBSEQUENT EVENTS

As stated above in Note One, effective January 21, 2005, PHSL and IBD, entered into an agreement whereby IBD would acquire all of the membership interests in Media Billing, LLC, which owns 100% of the equity interests in iBill, from PHSL in exchange for 330,000 shares of IBD's Series D convertible preferred stock, the conversion of which would result in PHSL owning 49.9% of IBD's fully diluted common stock outstanding. The shares of Series D Preferred Stock have preferential liquidation value of $100 per share junior and after distribution in full to holders of Series E and Series F Preferred Stock.

The acquisition of iBill was accounted for using the purchase method of accounting. Accordingly, the assets and liabilities were recorded at their estimated fair values on the date of the acquisition. Such estimated values are subject to change based on the resolution of certain contingencies and the completion of independent appraisals. The net book value of the assets and liabilities of iBill as of December 31, 2004, and the estimated fair value of such assets and liabilities, which were recorded as the opening balance sheet date, are as follows (in thousands of dollars):

                                               Net Book             Fair
                                                Value              Value
                                               --------           --------
Assets:
Current assets                                 $ 22,354           $ 22,354
Property and equipment                            4,584              4,584
Other non-current assets                          1,004              1,004
Goodwill                                             --             32,810
Other intangible assets                          10,530             10,348
                                               --------           --------
Total assets                                     38,473             71,100
                                               --------           --------

Accounts payable and accrued expenses             6,022              6,021
Other current liabilities                        42,884             43,479
Other liabilities                                 2,779              2,779
                                               --------           --------
Total liabilities                                51,685             52,279
                                               --------           --------

Net assets                                     $(13,212)          $ 18,821
                                               ========           ========

The other intangible assets of iBill recorded upon acquisition, both those subject to amortization and those not subject to amortization, consisted of the following (in thousands of dollars):

Other intangible assets subject to amortization:
Patented technology                                       $  6,049
Trade names                                                  1,624
Customer relationships                                       4,346
Domain names                                                    71
                                                          --------
Less: Amortization                                          (1,742)
                                                          --------

Total other intangible assets                             $ 10,348
                                                          ========

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